Exhibit 99.1

DraftKings Announces Redemption of Public Warrants

BOSTON – May 27, 2020 – DraftKings Inc. (Nasdaq: DKNG) today announced that it will redeem all of its outstanding public warrants to purchase shares of DraftKings’ Class A common stock that were issued under the Warrant Agreement, dated as of May 10, 2019 (the “Warrant Agreement”), by and among Diamond Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent (as assigned to and assumed by DraftKings and Computershare Trust Company, N.A., a federally chartered trust company, and Computershare Inc., a Delaware corporation (collectively, “Computershare”), as warrant agent and transfer agent, pursuant to that certain Assignment and Assumption Agreement, dated as of April 23, 2020), and that remain outstanding following 5:00 p.m. New York City time on June 26, 2020 for a redemption price of $0.01 per warrant. Warrants that were issued under the Warrant Agreement in a private placement and held by the founders of Diamond Eagle Acquisition Corp. and former shareholders of DraftKings Inc., a Delaware corporation, are not subject to this redemption.

Under the terms of the Warrant Agreement, DraftKings is entitled to redeem all of such outstanding public warrants if the reported closing price of DraftKings’ Class A common stock is at least $18.00 per share on each of twenty trading days within a thirty trading day period. This share price performance requirement was satisfied as of May 21, 2020.

Computershare, in its capacity as warrant agent, has delivered a notice of redemption to each of the registered holders of such outstanding public warrants on behalf of DraftKings.

All such public warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on June 26, 2020 to purchase fully paid and non-assessable shares of Common Stock underlying such warrants, at the exercise price of $11.50 per share.

Any such public warrants that remain unexercised following 5:00 p.m. New York City time on June 26, 2020 will be void and no longer exercisable, and the holders of those public warrants will be entitled to receive only the redemption price of $0.01 per warrant.

The shares of Class A common stock underlying such public warrants have been registered by DraftKings under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form S-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-238051).

Questions concerning redemption and exercise of such public warrants can be directed to Georgeson, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, telephone number 866-219-9786.

For a copy of the notice of redemption sent to the holders of such public warrants, please visit our investor relations website at investors.draftkings.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any DraftKings securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About DraftKings

DraftKings Inc. (Nasdaq: DKNG) is a digital sports entertainment and gaming company created to fuel the competitive spirits of sports fans with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston, and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings is a multi-channel provider of sports betting and gaming technologies, powering sports and gaming entertainment for 50+ operators across more than 15 regulated U.S. and global markets, including Arkansas and Oregon in the U.S. DraftKings’ Sportsbook offers mobile and retail betting for major U.S. and international sports and operates in the United States pursuant to regulations in Colorado, Indiana, Iowa, Mississippi, New Hampshire, New Jersey, New York, Pennsylvania and West Virginia. DraftKings’ daily fantasy sports product is available in 8 countries internationally with 15 distinct sports categories. DraftKings is the official daily fantasy partner of the NFL as well as an authorized gaming operator of the MLB and NBA.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, and the impact of COVID-19 on our business and the economy as a whole, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including the ongoing COVID-19 pandemic that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the Business Combination; costs related to the Business Combination; the inability to maintain the listing of DraftKings’ shares on Nasdaq; DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services, and in particular economic and market conditions in the media / entertainment / gaming / software industry in the markets in which DraftKings’ operates; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and DraftKings’ liquidity, operations and personnel, as well as risks, uncertainties, and other factors described in “Risk Factors” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to the COVID-19 pandemic, except as required by law.

Contact Information

Media Inquiries:

Media@draftkings.com

Investor Inquiries:

Investors@draftkings.com